FOR IMMEDIATE RELEASE

Media Relations:
Jennifer McGowan
848.358.1680
Media.request@iff.com

Investor Relations:
Michael Bender
212.708.7263
Investor.Relations@iff.com

IFF Reports Third Quarter 2026 Results

Delivered Strong Sales, Profit and Cash Flow Performance in Third Quarter 2026

Raising Low-End of Full Year 2026 Financial Guidance Ranges

Recently Completed $500M Share Repurchase Authorization

Food Ingredients Divestiture Progressing Well and On Track to Close by End of Second Quarter 2027

NEW YORK - November 3, 2026 - IFF (NYSE: IFF) reported financial results for the third quarter ended September 30, 2026. Results are presented on a continuing operations basis, excluding the Food Ingredients business and other minor perimeter adjustments (the “Food Ingredients disposal group”), and the Soy Crush, Concentrates, and Lecithin businesses (the “SCL disposal group”). The Food Ingredients disposal group and the SCL disposal group are reported as discontinued operations.

Third Quarter 2026 Consolidated Summary of Results, on a continuing operations basis1:

Reported (GAAP)			Adjusted (Non-GAAP)[2]
Sales	Loss Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$1.9 B	$(134) M	$(0.50)	$403 M	20.8%	$0.83

First Nine Months 2026 Consolidated Summary of Results, on a continuing operations basis1:

Reported (GAAP)			Adjusted (Non-GAAP)[2]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$5.8 B	$126 M	$0.23	$1.2 B	21.4%	$2.58

Management Commentary
“IFF delivered a solid third quarter, with improved sales and profitability across all divisions,” said Erik Fyrwald, CEO of IFF. “Taste and Scent delivered strong top- and bottom-line results, and Health & Biosciences improved modestly as we continue to strengthen the business. We also generated strong cash flow through the first nine months of 2026 and recently completed our $500 million accelerated share repurchase program. The separation of Food Ingredients is progressing well, and we are on track with our timeline to close.”
1 Unless otherwise noted, results are presented on a continuing operations basis, reflecting the Food Ingredients disposal group and the SCL disposal group as discontinued operations. See pages 5-6 for further information, including the basis of presentation included in this release.
2 Schedules at the end of this release contain reconciliations of reported GAAP to Non-GAAP metrics. See Use of Non-GAAP Financial Measures for explanations of our Non-GAAP metrics.

“Heading into year-end, we are raising the low end of our full-year financial guidance ranges, supported by our year-to-date performance. Volumes remain solid as customers continue to value our strong R&D and innovation. At the same time, we expect fourth-quarter profitability to be softer, particularly in Health & Biosciences, reflecting higher costs as well as reinvestments to strengthen the business. Amid changing macroeconomic conditions, we remain focused on what we can control and are delivering on the financial commitments we set out earlier this year. Our continued execution and these actions give us confidence to deliver results within our full-year financial outlook and our ability to create long-term value for shareholders.”

Third Quarter 2026 Consolidated Financial Results1
•Reported net sales for the third quarter were $1.94 billion, an increase of 4% versus the prior-year period. On a comparable basis3, currency neutral sales2 increased 5% versus the prior-year period led by broad-based growth including mid-single digit performances in Scent and Taste and low-single digit growth in Health & Biosciences.
•Loss from continuing operations before taxes on a reported basis for the third quarter was $(134) million. Adjusted operating EBITDA2 for the third quarter was $403 million. On a comparable basis3, currency neutral adjusted operating EBITDA2 improved 6% versus the prior-year period, driven by volume growth.
•Reported earnings per share (EPS) for the third quarter was $(0.50) per diluted share. Adjusted EPS excluding amortization2 was $0.83 per diluted share.
•Cash flows from operations for the first nine months of the year for continuing and discontinued operations were $820 million, increasing $288 million year-over-year, and free cash flow2, defined as cash flows from operations less capital expenditures, totaled $371 million, increasing $245 million year-over-year. Total debt to trailing twelve months net income at the end of the third quarter was 34.5x. Net debt to credit adjusted EBITDA2 at the end of the third quarter was 2.75x, and includes the effects of both continuing and discontinued operations.

Third Quarter 2026 Segment Summary1: Growth vs. Prior Year

	Reported (GAAP)	Comparable Currency Neutral (Non-GAAP)2 3	Adjusted (Non-GAAP)[2]	Comparable Currency Neutral Adjusted (Non-GAAP)2 3
	Sales	Sales	Operating EBITDA	Operating EBITDA
Taste	4%	6%	4%	7%
Health & Biosciences	1%	1%	1%	2%
Scent	6%	6%	9%	10%
Consolidated	4%	5%	5%	6%

Taste Segment
•On a reported basis, third quarter sales were $687 million. On a comparable basis3, currency neutral sales2 increased 6% with broad-based growth in all regions led by a double-digit increase in Greater Asia.
•Taste adjusted operating EBITDA2 was $128 million and adjusted operating EBITDA margin2 was 18.6% in the third quarter. On a comparable basis3, currency neutral adjusted operating EBITDA2 increased 7% driven by volume growth.

Health & Biosciences Segment
•On a reported basis, third quarter sales were $566 million. On a comparable basis3, currency neutral sales2 increased 1% with growth in nearly all businesses. Mid-single digit growth in Food Biosciences and Grain Processing more than offset a decline in Health.
•Health & Biosciences adjusted operating EBITDA2 was $136 million and adjusted operating EBITDA margin2 was 24.0% in the third quarter. On a comparable basis3, currency neutral adjusted operating EBITDA2 increased 2% with the contribution split evenly between volume growth and favorable net price to input costs.

Scent Segment
3 Comparable results for the third quarter exclude the impact of divestitures.

•On a reported basis, third quarter sales were $689 million. On a comparable basis3, currency neutral sales2 increased 6% led by high-single digit growth in Consumer Fragrances. Fine Fragrance, against a strong double digit year ago comparable, and Fragrance Ingredients both grew mid-single digits.
•Scent adjusted operating EBITDA2 was $139 million and adjusted operating EBITDA margin2 was 20.2% in the third quarter. On a comparable basis3, currency neutral adjusted operating EBITDA2 increased 10% driven by volume growth.

Financial Guidance1

The Company provides financial guidance for continuing operations to reflect the separation of the Food Ingredients disposal group and SCL disposal group as discontinued operations. The Company now expects full year 2026 sales to be in the range of $7.5 billion to $7.6 billion (versus $7.4 billion to $7.6 billion previously). For the full year 2026 adjusted operating EBITDA is now expected to be in the range of $1.55 billion to $1.60 billion (versus $1.53 billion to $1.60 billion previously).
On a continuing operations basis, the Company now expects comparable currency neutral sales growth to be between 3% to 4% (versus 2% to 4% previously), and comparable currency neutral adjusted operating EBITDA growth to be 5% to 8% (versus 4% to 8% previously).
Based on recent market foreign exchange rates, the Company continues to expect that foreign exchange will have an approximately 1% positive impact on sales growth and have an approximately 2% positive impact on adjusted operating EBITDA growth in 2026.

Audio Webcast

A live webcast to discuss the Company’s third quarter 2026 financial results will be held on November 4, 2026, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company’s IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company’s website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release includes statements that are not historical facts and are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations, including with respect to our financial and operational outlook (sales, adjusted operating EBITDA and cash flow), portfolio optimization initiatives (including the pending divestiture of our Food Ingredients disposal group and the expected timing and benefits thereof), pricing, productivity and cost-discipline actions, capital allocation, future operations, growth potential, strategic investments and the expected effects of foreign exchange. These statements reflect management’s present views, are based on a series of expectations, assumptions, estimates and projections about the Company, are subject to change, and involve uncertainties that could cause actual results to differ materially.
Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “will”, “would”, “estimate”, “should”, “predict”, “plan”, “project”, “could”, “potential”, “seek”, “target”, “continue”, “future”, and similar terms or variations thereof. These statements are not guarantees of future performance and are subject to risks and uncertainties that could lead to materially different outcomes.

Such risks, uncertainties and other factors include, among others, the following: (1) demand trends, competitive dynamics and customer concentration in our end markets; (2) execution of our strategic transformation and other strategic transactions, divestitures, acquisitions, collaborations and joint ventures; (3) working capital and inventory management; (4) outcomes of legal claims, disputes, regulatory investigations and litigation; (5) tariffs and trade actions, supply chain disruptions and macro events, including geopolitical developments, climate events, natural disasters, public health crises; (6) volatility in input costs (such as raw materials, transportation and energy); (7) attraction, retention and turnover of key employees and executives; (8) product innovation, time-to-market, product safety and quality; (9) cybersecurity incidents, artificial intelligence related risks, data privacy and compliance with data protection laws; (10) exposure to emerging markets, foreign currency fluctuations and international regulatory and political risks; (11) capital allocation, dividend policy and potential impairments of tangible or intangible assets; (12) our indebtedness, credit rating, liquidity, and access to capital; (13) pension and postretirement obligations; (14) compliance with federal, state, local and international rules and regulations, and regulatory, environmental, anti-corruption and sanctions laws and related ethical business practices; (15) protection and enforcement of intellectual property; (16) changes in tax laws and policies, tax audits and outcomes, including potential tax liabilities related to prior transactions; and (17) changes in federal, state, local and international rules and regulations.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. Important factors are described under “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent filings with the SEC, and those disclosures are incorporated herein by reference.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results, whether as a result of new information, future events or otherwise. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results.

Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.

Use of Non-GAAP Financial Measures

We provide in this press release non-GAAP financial measures, including: (i) comparable currency neutral sales; (ii) adjusted operating EBITDA and comparable currency neutral adjusted operating EBITDA; (iii) adjusted operating EBITDA margin; (iv) adjusted EPS ex amortization; (v) free cash flow; and (vi) net debt to credit adjusted EBITDA. Unless otherwise noted, all amounts and percentages in this press release reflect the results from continuing operations, with the exception of the Statements of Cash Flows and net debt to credit adjusted EBITDA which are presented on a combined continuing and discontinued basis.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of segment performance. We also use currency neutral numbers when analyzing our performance against that of our competitors.

Comparable results for the third quarter exclude the impact of divestitures.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization, interest expense, other expense, net, and certain non-recurring or unusual items that are not part of recurring operations such as impairment of goodwill, restructuring and other charges, losses (gains) on business disposals, loss on assets classified as held for sale, divestiture costs, strategic initiatives costs, regulatory costs, gain on debt extinguishment, entity realignment and other items.

Adjusted EPS ex Amortization excludes the impact of non-operational items including restructuring and other charges, divestiture costs, losses (gains) on business disposals, strategic initiatives costs, regulatory costs and other items that are not a part of recurring operations.

Free Cash Flow is operating cash flow (i.e., cash flow from operations) less capital expenditures.

Net debt to credit adjusted EBITDA is the leverage ratio used in our credit agreements and defined as net debt (which is debt for borrowed money less cash and cash equivalents) divided by the trailing 12-month credit adjusted EBITDA. Credit adjusted EBITDA is defined as income (loss) before interest expense, income taxes, depreciation and amortization, specified items and non-cash items.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculations of such metrics.

The Company cannot reconcile its expected adjusted operating EBITDA or comparable currency neutral growth rates under "Financial Guidance" to the most directly comparable GAAP measures without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to divestiture costs, gains (losses) on business disposals, and regulatory costs, and their probable significance cannot be determined at this time but could be material to the Company’s GAAP results.

Welcome to IFF

At IFF (NYSE: IFF), we make joy through science, creativity and heart. As the global leader in flavors, fragrances, and health and biosciences, we deliver groundbreaking, sustainable innovations that elevate everyday products—advancing wellness, delighting the senses and enhancing the human experience. Learn more at iff.com, LinkedIn, Instagram and Facebook.

International Flavors & Fragrances Inc.
Consolidated Statements of Income (Loss)
(Amounts in millions except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Net sales	$1,942	$1,869	4%	$5,802	$5,838	(1)%
Cost of sales	1,117	1,070	4%	3,295	3,363	(2)%
Gross profit	825	799	3%	2,507	2,475	1%
Research and development expenses	170	162	5%	494	487	1%
Selling and administrative expenses	387	348	11%	1,158	1,147	1%
Amortization of acquisition-related intangibles	78	84	(7)%	244	246	(1)%
Impairment of goodwill	23	—	NMF	23	34	NMF
Restructuring and other charges	5	14	(64)%	15	49	(69)%
Losses on sale of assets	2	—	NMF	2	1	100%
Operating profit	160	191	(16)%	571	511	12%
Interest expense	46	48	(4)%	136	180	(24)%
Gain on extinguishment of debt	—	—	NMF	—	(488)	NMF
(Gains) losses on business disposals	(2)	—	NMF	(1)	111	(101)%
Loss on assets classified as held for sale	236	—	NMF	263	—	NMF
Other expense, net	14	13	8%	47	52	(10)%
(Loss) Income from continuing operations before taxes	(134)	130	(203)%	126	656	(81)%
(Benefit) Provision for income taxes	(7)	31	(123)%	65	(61)	(207)%
Net (loss) income from continuing operations	(127)	99	(228)%	61	717	(91)%
Income (loss) from discontinued operations before tax	99	(74)	(234)%	143	(1,090)	(113)%
Provision (benefit) for income taxes from discontinued operations	27	(16)	(269)%	38	4	NMF
Net income (loss) from discontinued operations	72	(58)	(224)%	105	(1,094)	(110)%
Net (loss) income	(55)	41	(234)%	166	(377)	(144)%
Net income attributable to non-controlling interests from continuing operations	—	—	NMF	1	1	—%
Net income attributable to non-controlling interests from discontinued operations	—	1	(100)%	1	1	—%
Net (loss) income attributable to IFF shareholders	$(55)	$40	(238)%	$164	$(379)	(143)%

Net (loss) income per share - basic
Continuing operations	$(0.50)	$0.39		$0.24	$2.81
Discontinued operations	0.28	(0.23)		0.41	(4.29)
Net (loss) income per share - basic	$(0.22)	$0.16		$0.65	$(1.48)
Net (loss) income per share - diluted
Continuing operations	$(0.50)	$0.39		$0.23	$2.80
Discontinued operations	0.28	(0.23)		0.41	(4.28)
Net (loss) income per share - diluted	$(0.22)	$0.16		$0.64	$(1.48)

Average number of shares outstanding
Average number of shares outstanding - basic	253	256		254	255
Average number of shares outstanding - diluted	253	257		255	256
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	September 30,	December 31,
	2026	2025
Cash and cash equivalents	$272	$347
Receivables, net	1,416	1,294
Inventories	1,452	1,507
Prepaid expenses and other current assets	954	742
Current assets of discontinued operations	5,181	1,704
Total current assets	9,275	5,594

Property, plant and equipment, net	2,648	2,685
Goodwill and other intangibles, net	11,553	12,190
Other assets	1,349	1,469
Non-current assets of discontinued operations	—	3,601
Total assets	$24,825	$25,539

Short-term borrowings	$1,538	$1,254
Other current liabilities	2,280	2,129
Current liabilities of discontinued operations	1,140	550
Total current liabilities	4,958	3,933

Long-term debt	4,735	4,738
Non-current liabilities	1,842	2,065
Non-current liabilities of discontinued operations	—	617

Total Shareholders' equity including Non-controlling interests	13,290	14,186
Total liabilities and shareholders' equity	$24,825	$25,539

International Flavors & Fragrances Inc.
Consolidated Statements of Cash Flows(1)
(Amounts in millions)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$166	$(377)
Adjustments to reconcile to net cash provided by operating activities
Depreciation and amortization	614	725
Deferred income taxes	(99)	(226)
Loss on assets classified as held for sale	263	108
Losses on sale of assets	2	1
Losses on business disposals	6	111
Stock-based compensation	71	72
Pension contributions	(14)	(20)
Gain on extinguishment of debt	—	(488)
Impairment of goodwill	23	1,153
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(291)	(195)
Inventories	(54)	(129)
Accounts payable	204	28
Accruals for incentive compensation	24	(154)
Other assets/liabilities, net	(95)	(77)
Net cash provided by operating activities	820	532
Cash flows from investing activities:
Additions to property, plant and equipment	(449)	(406)
Additions to intangible assets	(2)	(2)
Joint venture capital contributions	—	(4)
Net proceeds received from business disposals	247	2,707
Payments to buyer for business disposals	(12)	—
Cash (paid) received on foreign currency forward contracts	(58)	131
Net cash (used in) provided by investing activities	(274)	2,426
Cash flows from financing activities:
Cash dividends paid to shareholders	(306)	(306)
Net borrowings of commercial paper (maturities less than three months)	224	370
Principal payments of debt	(912)	(2,913)
Proceeds from Delayed Draw Term Loan Facility	1,000	—
Withholding tax paid on stock-based compensation	(19)	(23)
Purchases of treasury stock	(584)	—
Other, net	(12)	(19)
Net cash used in financing activities	(609)	(2,891)
Effect of exchange rate changes on cash and cash equivalents	(8)	83
Net change in cash and cash equivalents	(71)	150
Cash and cash equivalents at beginning of year	590	471
Cash and cash equivalents at end of period	$519	$621
(1) The cash flows from discontinued operations are included in the Consolidated Statements of Cash Flows.

The following table reconciles cash and cash equivalents between the Company's statement of cash flows for the periods ended September 30, 2026 and September 30, 2025 to the amounts reported on the Company's balance sheet:

AMOUNTS IN MILLIONS	September 30, 2026	December 31, 2025	September 30, 2025	December 31, 2024
Current assets
Cash and cash equivalents	$272	$347	$399	$312
Cash and cash equivalents included in Assets held for sale	5	—	—	2
Cash and cash equivalents included in Current assets of discontinued operations	242	243	222	157
Cash and cash equivalents	$519	$590	$621	$471

International Flavors & Fragrances Inc.
Reportable Segment Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended September 30, 2026
	Taste	Health & Biosciences	Scent	Total
Net Sales	$687	$566	$689	$1,942
Cost of Sales	(419)	(305)	(392)
Research & Development Expenses	(46)	(56)	(67)
Selling & Administrative Expenses	(116)	(105)	(112)
Depreciation Expense Add-back (a)	22	36	21
Adjusted Operating EBITDA	$128	$136	$139	$403

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$403
Depreciation & Amortization	(156)
Interest Expense	(46)
Other Expense, net	(14)
Restructuring and Other Charges (b)	(5)
Impairment of Goodwill (c)	(23)
Gains on Business Disposals (d)	2
Loss on Assets Classified as Held for Sale (e)	(236)
Divestiture Costs (f)	(10)
Strategic Initiative Costs (g)	(9)
Regulatory Costs (h)	(34)
Other (k)	(6)
Income Before Taxes from Continuing Operations	$(134)

Segment Adjusted Operating EBITDA Margin
Taste	18.6%
Health & Biosciences	24.0%
Scent	20.2%
Consolidated	20.8%

	Three Months Ended September 30, 2025
	Taste	Health & Biosciences	Scent	Total
Net Sales	$658	$559	$652	$1,869
Cost of Sales	(399)	(299)	(372)
Research & Development Expenses	(41)	(57)	(64)
Selling & Administrative Expenses	(112)	(101)	(107)
Depreciation Expense Add-back (a)	17	32	18
Adjusted Operating EBITDA	$123	$134	$127	$384

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$384
Depreciation & Amortization	(151)
Interest Expense	(48)
Other Expense, net	(13)
Restructuring and Other Charges (b)	(14)
Divestiture Costs (f)	(11)
Strategic Initiative Costs (g)	(10)
Regulatory Costs (h)	(7)
Income Before Taxes from Continuing Operations	$130

Segment Adjusted Operating EBITDA Margin
Taste	18.7%
Health & Biosciences	24.0%
Scent	19.5%
Consolidated	20.5%

	Nine Months Ended September 30, 2026
	Taste	Health & Biosciences	Scent	Total
Net Sales	$2,055	$1,742	$2,005	$5,802
Cost of Sales	(1,227)	(927)	(1,141)
Research & Development Expenses	(139)	(167)	(187)
Selling & Administrative Expenses	(344)	(324)	(321)
Depreciation Expense Add-back (a)	59	102	58
Adjusted Operating EBITDA	$404	$426	$414	$1,244

Reconciliation of Adjusted Operating EBITDA
Total Adjusted Operating EBITDA	$1,244
Depreciation & Amortization	(462)
Interest Expense	(136)
Other Expense, net	(47)
Restructuring and Other Charges (b)	(15)
Impairment of Goodwill (c)	(23)
Gains on Business Disposals (d)	1
Loss on Assets Classified as Held for Sale (e)	(263)
Divestiture Costs (f)	(25)
Strategic Initiative Costs (g)	(27)
Regulatory Costs (h)	(115)
Entity Realignment Costs (j)	(2)
Other (k)	(4)
Income Before Taxes from Continuing Operations	$126

Segment Adjusted Operating EBITDA Margin
Taste	19.7%
Health & Biosciences	24.5%
Scent	20.6%
Consolidated	21.4%

	Nine Months Ended September 30, 2025
	Taste	Health & Biosciences	Scent	Pharma Solutions	Total
Net Sales	$1,962	$1,638	$1,869	$369	$5,838
Cost of Sales	(1,190)	(875)	(1,051)	(248)
Research & Development Expenses	(131)	(163)	(184)	(8)
Selling & Administrative Expenses	(321)	(294)	(298)	(42)
Depreciation Expense Add-back (a)	49	90	50	5
Adjusted Operating EBITDA	$369	$396	$386	$76	$1,227

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$1,227
Depreciation & Amortization	(439)
Interest Expense	(180)
Other Expense, net	(52)
Restructuring and Other Charges (b)	(49)
Impairment of Goodwill (c)	(34)
Losses on Business Disposals (d)	(111)
Divestiture Costs (f)	(88)
Strategic Initiative Costs (g)	(24)
Regulatory Costs (h)	(71)
Gain on Debt Extinguishment (i)	488
Entity Realignment Costs (j)	(5)
Other (k)	(6)
Income Before Taxes from Continuing Operations	$656

Segment Adjusted Operating EBITDA Margin
Taste	18.8%
Health & Biosciences	24.2%
Scent	20.7%
Pharma Solutions	20.6%
Consolidated	21.0%

(a)	There is depreciation recorded within cost of sales, research & development expenses, and selling & administrative expenses, which is then added back to calculate segment Adjusted Operating EBITDA. This reflects how the CODM reviews Segment results.
(b)	For 2026 and 2025, represents costs primarily related to severance as part of the IFF Productivity Program.
(c)	For 2026, represents the impairment of goodwill attributable to the Botanicals & Food Enhancements disposal group. For 2025, represents the impairment of goodwill attributable to the portion of the Food Ingredients reporting unit that is not included within the Food Ingredients or SCL disposal groups.
(d)	For 2026, primarily represents gains recognized as part of final settlement adjustments related to the divestiture of the Nitrocellulose business. For 2025, primarily represents losses recognized as part of the sale of the Pharma Solutions disposal group, offset in part by gains recognized on the sale of the Nitrocellulose business.
(e)	For 2026, represents the loss on assets classified as held for sale related to the Botanicals & Food Enhancements disposal group and the CitraSource business.
(f)	For 2026 and 2025, primarily represents costs related to the Company’s completed and anticipated divestitures, excluding external costs related to the planned divestiture of the Food Ingredients disposal group and the completed divestiture of the SCL disposal group. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts.
(g)	Represents costs related to the Company’s strategic assessment and business portfolio optimization efforts and reorganizing the Global Business Services (GBS) Centers. In 2026, the GBS reorganization has been expanded to include additional functions such as customer service, supply chain and logistics in addition to human resources, accounting and finance, as well as additional efforts to automate processes and expand the use of artificial intelligence (AI) for these functions. These costs primarily consisted of external consulting fees and salaries of individuals who are fully dedicated to such efforts. Costs to develop software and AI are only included to the extent that they do not qualify for capitalization.
(h)	For 2026 and 2025, represents costs primarily related to provisions recognized for the ongoing investigations of the fragrance businesses and legal fees incurred.
(i)	For 2025, represents the gain recognized on the extinguishment of debt in connection with the completion of the tender offers.
(j)	For 2026 and 2025, primarily represents consulting costs related to the Company’s implementation of a phased restructuring initiative aimed at optimizing its legal entity framework.
(k)	For 2026 and 2025, primarily represents the net impact of costs related to severance for certain executives who have separated from the Company. For 2026, also represents losses recognized upon the sale of fixed assets.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

For the three months ended September 30, 2026 and 2025, there was no difference between Reported (GAAP) and Adjusted (Non-GAAP) gross profit.

Reconciliation of Selling and Administrative Expenses[1]
	Third Quarter
(DOLLARS IN MILLIONS)	2026	2025
Reported (GAAP)	$387	$348
Divestiture Costs (c)	(10)	(11)
Strategic Initiatives Costs (f)	(9)	(9)
Regulatory Costs (g)	(34)	(6)
Other (i)	(3)	(2)
Adjusted (Non-GAAP)	$331	$320

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income (Loss) and EPS from Continuing Operations[1]
	Third Quarter
	2026				2025
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income before taxes	(Benefit) Provision for income taxes (j)	Net income attributable to IFF	Diluted EPS	Income before taxes	(Benefit) Provision for income taxes (j)	Net income attributable to IFF	Diluted EPS
Reported (GAAP)	$(134)	$(7)	$(127)	$(0.50)	$130	$31	$99	$0.39
Restructuring and Other Charges (a)	5	1	4	0.01	14	3	11	0.04
Impairment of goodwill (b)	23	—	23	0.09	—	—	—	—
Divestiture Costs (c)	10	3	7	0.02	11	3	8	0.03
Gains on Business Disposals (d)	(2)	(1)	(1)	—	—	(1)	1	—
Losses on Assets Classified as Held for Sale (e)	236	48	188	0.73	—	—	—	—
Strategic Initiative Costs (f)	9	2	7	0.03	10	2	8	0.03
Regulatory Costs (g)	34	1	33	0.13	7	2	5	0.02
Entity Realignment Costs (h)	—	(12)	12	0.05	—	—	—	—
Other (i)	6	—	6	0.02	—	1	(1)	—
Adjusted (Non-GAAP)	$187	$35	$152	$0.58	$172	$41	$131	$0.51

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization[1]
	Third Quarter
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2026	2025
Numerator
Adjusted (Non-GAAP) Net Income	$152	$131
Amortization of Acquisition related Intangible Assets	78	84
Tax impact on Amortization of Acquisition related Intangible Assets (j)	19	20
Amortization of Acquisition related Intangible Assets, net of tax (k)	59	64
Adjusted (Non-GAAP) Net Income ex. Amortization	$211	$195

Denominator
Weighted average shares assuming dilution (diluted)	254	257
Adjusted (Non-GAAP) EPS ex. Amortization	$0.83	$0.76

(a)	For 2026 and 2025, represents costs primarily related to severance as part of the IFF Productivity Program.
(b)	For 2026, represents the impairment of goodwill attributable to the Botanicals & Food Enhancements disposal group.
(c)	For 2026 and 2025, primarily represents costs related to the Company’s completed and anticipated divestitures, excluding external costs related to the planned divestiture of the Food Ingredients disposal group and the completed divestiture of the SCL disposal group. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts.
(d)	For 2026, primarily represents gains recognized as part of final settlement adjustments related to the divestiture of the Nitrocellulose business in 2025. For 2025, primarily represents losses recognized as part of the sale of the Pharma Solutions disposal group, offset in part by gains recognized as part of the sale of the Nitrocellulose business.
(e)	For 2026, represents the loss on assets classified as held for sale related to the Botanicals & Food Enhancements disposal group.
(f)	Represents costs related to the Company’s strategic assessment and business portfolio optimization efforts and reorganizing the Global Business Services (GBS) Centers. In 2026, the GBS reorganization has been expanded to include additional functions such as customer service, supply chain and logistics in addition to human resources, accounting and finance, as well as additional efforts to automate processes and expand the use of artificial intelligence (AI) for these functions. These costs primarily consisted of external consulting fees and salaries of individuals who are fully dedicated to such efforts. Costs to develop software and AI are only included to the extent that they do not qualify for capitalization.

(g)	For 2026 and 2025, represents costs primarily related to legal fees incurred and provisions recognized for the ongoing investigations of the fragrance businesses.
(h)	In 2025, the Company implemented a phased restructuring initiative aimed at optimizing its legal entity framework and recognized a one-time tax benefit. In 2026, the Company updated the tax benefit previously recorded.
(i)	For 2026, represents the net impact of costs related to severance for certain executives who have separated from the Company, and losses recognized upon the sale of fixed assets.
(j)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(k)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

For the nine months ended September 30, 2026 and 2025, there was no difference between Reported (GAAP) and Adjusted (Non-GAAP) gross profit.

Reconciliation of Selling and Administrative Expenses[1]
	Third Quarter Year-to-Date
(DOLLARS IN MILLIONS)	2026	2025
Reported (GAAP)	$1,158	$1,147
Divestiture Costs (c)	(25)	(88)
Strategic Initiatives Costs (f)	(27)	(23)
Regulatory Costs (g)	(115)	(70)
Entity Realignment Costs (i)	(2)	(5)
Other (j)	(2)	(6)
Adjusted (Non-GAAP)	$987	$955

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income (Loss) and EPS from Continuing Operations[1]
	Third Quarter Year-to-Date
	2026				2025
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income before taxes	Provision (Benefit) for income taxes (k)	Net income attributable to IFF (l)	Diluted EPS	Income before taxes	Provision (Benefit) for income taxes (k)	Net income attributable to IFF (l)	Diluted EPS
Reported (GAAP)	$126	$65	$60	$0.23	$656	$(61)	$716	$2.80
Restructuring and Other Charges (a)	15	4	11	0.04	49	11	38	0.15
Impairment of Goodwill (b)	23	—	23	0.09	34	—	34	0.13
Divestiture Costs (c)	25	5	20	0.08	88	37	51	0.20
(Gains) losses on Business Disposals (d)	(1)	(1)	—	—	111	(138)	249	0.97
Losses on Assets Classified as Held for Sale (e)	263	52	211	0.82	—	—	—	—
Strategic Initiative Costs (f)	27	6	21	0.08	24	5	19	0.07
Regulatory Costs (g)	115	4	111	0.43	71	17	54	0.21
Gain on debt extinguishment (h)	—	—	—	—	(488)	(116)	(372)	(1.45)
Entity Realignment Costs (i)	2	(11)	13	0.05	5	361	(356)	(1.40)
Other (j)	4	—	4	0.02	6	1	5	0.02
Adjusted (Non-GAAP)	$599	$124	$474	$1.84	$556	$117	$438	$1.70

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization[1]
	Third Quarter Year-to-Date
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2026	2025
Numerator
Adjusted (Non-GAAP) Net Income	$474	$438
Amortization of Acquisition related Intangible Assets	244	246
Tax impact on Amortization of Acquisition related Intangible Assets (k)	60	60
Amortization of Acquisition related Intangible Assets, net of tax (m)	184	186
Adjusted (Non-GAAP) Net Income ex. Amortization	$658	$624

Denominator
Weighted average shares assuming dilution (diluted)	255	255
Adjusted (Non-GAAP) EPS ex. Amortization	$2.58	$2.45

(a)	For 2026 and 2025, represents costs primarily related to severance as part of the IFF Productivity Program.
(b)	For 2026, represents the impairment of goodwill attributable to the Botanicals & Food Enhancements disposal group. For 2025, represents the impairment of goodwill related to the Food Ingredients reporting unit that is not included in the Food Ingredients or SCL disposal groups.
(c)	For 2026 and 2025, primarily represents costs related to the Company’s completed and anticipated divestitures, excluding external costs related to the planned divestiture of the Food Ingredients disposal group and the completed divestiture of the SCL disposal group. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts.
(d)	For 2026, primarily represents gains recognized as part of final settlement adjustments related to the divestiture of the Nitrocellulose business in 2025. For 2025, primarily represents losses recognized as part of the sale of the Pharma Solutions disposal group, offset in part by gains recognized as part of the sale of the Nitrocellulose business.
(e)	For 2026, represents the loss on assets classified as held for sale related to the CitraSource business and the Botanicals & Food Enhancements disposal group.
(f)	Represents costs related to the Company’s strategic assessment and business portfolio optimization efforts and reorganizing the Global Business Services (GBS) Centers. In 2026, the GBS reorganization has been expanded to include additional functions such as customer service, supply chain and logistics in addition to human resources, accounting and finance, as well as additional efforts to automate processes and expand the use of artificial intelligence (AI) for these functions. These costs primarily consisted of external consulting fees and salaries of individuals who are fully dedicated to such efforts. Costs to develop software and AI are only included to the extent that they do not qualify for capitalization.
(g)	For 2026 and 2025, represents costs primarily related to legal fees incurred and provisions recognized for the ongoing investigations of the fragrance businesses.
(h)	For 2025, represents the gain recognized on the extinguishment of debt in connection with the completion of the tender offers.
(i)	In 2025, the Company implemented a phased restructuring initiative aimed at optimizing its legal entity framework and recognized a one-time tax benefit. In 2026, the Company updated the tax benefit previously recorded.
(j)	For 2026 and 2025, primarily represents the net impact of costs related to severance for certain executives who have separated from the Company. For 2026, also represents losses recognized upon the sale of fixed assets.
(k)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(l)	For each of the nine months ended September 30, 2026 and September 30, 2025, reported and adjusted net income from continuing operations are each decreased by income attributable to non-controlling interest from continuing operations of $1 million.
(m)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
Debt Covenants
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Credit Adjusted EBITDA to Net Income(1)
(DOLLARS IN MILLIONS)	Twelve Months Ended September 30, 2026
Net income	$183
Interest expense	185
Income taxes	107
Depreciation and amortization	851
Specified items(2)	420
Non-cash items(3)	357
Credit Adjusted EBITDA	$2,103
 _______________________
(1)Credit Adjusted EBITDA presented includes results from continuing and discontinued operations.
(2)Specified items consisted of restructuring and other charges, impairment of goodwill, divestiture costs, strategic initiatives costs, regulatory costs, and other costs that are not related to recurring operations.
(3)Non-cash items consisted of losses (gains) on business disposals, loss on assets classified as held for sale, and stock-based compensation.

Reconciliation of Net Debt to Total Debt
(DOLLARS IN MILLIONS)	September 30, 2026
Total debt(1)	$6,307
Adjustments:
Cash and cash equivalents	519
Net debt	$5,788
 _______________________
(1)Total debt used for the calculation of net debt consisted of short-term debt, long-term debt, short-term finance lease obligations and long-term finance lease obligations.

International Flavors & Fragrances Inc.
Comparable Currency Neutral Segment Performance
(Amounts in millions)
(Unaudited)
The following information and schedule provides reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedule is not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Sales
Taste(1)	$691	$654	$2,028	$1,948
Health & Biosciences	566	559	1,700	1,638
Scent(2)	691	650	1,963	1,867
Pharma Solutions(3)	—	—	—	—
Consolidated	$1,948	$1,863	$5,691	$5,453
Segment Adjusted Operating EBITDA(6)
Taste(1)	$130	$122	$398	$358
Health & Biosciences	136	134	413	390
Scent(2)	138	125	396	378
Pharma Solutions(3)	—	—	—	—
Total	404	381	1,207	1,126
Depreciation & Amortization	(156)	(151)	(462)	(439)
Interest Expense	(46)	(48)	(136)	(180)
Other Expense, net	(14)	(13)	(47)	(52)
Restructuring and Other Charges	(5)	(14)	(15)	(49)
Impairment of Goodwill	(23)	—	(23)	(34)
Gains (Losses) on Business Disposals	2	—	1	(111)
Loss on Assets Classified as Held for Sale	(236)	—	(263)	—
Divestiture Costs	(10)	(11)	(25)	(88)
Strategic Initiative Costs	(9)	(10)	(27)	(24)
Regulatory Costs	(34)	(7)	(115)	(71)
Gain on Debt Extinguishment	—	—	—	488
Entity Realignment Costs	—	—	(2)	(5)
Other	(6)	—	(4)	(6)
Impact of Currency Fluctuations(4)	(1)	—	37	—
Impact of Business Divestitures(5)	—	3	—	101
Income from continuing operations before taxes	$(134)	$130	$126	$656
Segment Adjusted Operating EBITDA Margin(5)
Taste	18.8%	18.7%	19.6%	18.4%
Health & Biosciences	24.0%	24.0%	24.3%	23.8%
Scent	20.0%	19.2%	20.2%	20.2%
Consolidated	20.7%	20.5%	21.2%	20.6%
______________________
(1)Taste sales and segment adjusted operating EBITDA information exclude the results of the Rene Laurent business that was divested on December 1, 2025, to present fully comparable scenarios.
(2)Scent sales and segment adjusted operating EBITDA information exclude the results of the CitraSource business that was divested on July 1, 2026, to present fully comparable scenarios.
(3)Pharma sales and segment adjusted operating EBITDA information exclude the results of the Pharma Solutions disposal group and Nitrocellulose business that were divested on May 1, 2025 and May 9, 2025, respectively, to present fully comparable scenarios.

(4)Currency neutral sales are calculated by translating current year invoiced sale amounts at the exchange rates for the corresponding prior year period.
(5)Amounts exclude the results of the Rene Laurent business that was divested on December 1, 2025, the CitraSource business that was divested on July 1, 2026, and the Pharma Solutions disposal group and Nitrocellulose business that were divested on May 1, 2025 and May 9, 2025, respectively, to present fully comparable scenarios.
(6)Following the completed divestitures of the Pharma Solutions disposal group on May 1, 2025 and the Nitrocellulose business on May 9, 2025, the Company reallocated certain corporate costs previously attributed to the Pharma Solutions segment. These costs have been redistributed across the Taste, Health & Biosciences, and Scent segments to align with the updated 2025 operating model.

	Nine Months Ended September 30, 2025
	Selling & Administrative Expenses	Total EBITDA Impact
Taste	$6	$(6)
Health & Biosciences	6	(6)
Scent	6	(6)
Total	$18	$(18)

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

Q3 Taste	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	4%	4%	(0.1)%
Portfolio Impact	1%	1%	0.0%
% Change - Comparable	5%	5%	(0.1)%
Currency Impact	1%	2%	0.2%
% Change - Currency Neutral	6%	7%	0.1%

Q3 Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	1%	1%	0.0%
Portfolio Impact	0%	1%	0.1%
% Change - Comparable	1%	2%	0.1%
Currency Impact	0%	0%	0.0%
% Change - Currency Neutral	1%	2%	0.1%

Q3 Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	6%	9%	0.7%
Portfolio Impact	0%	2%	0.3%
% Change - Comparable	6%	11%	1.0%
Currency Impact	0%	(1)%	(0.2)%
% Change - Currency Neutral	6%	10%	0.8%

Q3 Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	4%	5%	0.3%
Portfolio Impact	0%	1%	0.0%
% Change - Comparable	4%	6%	0.3%
Currency Impact	1%	0%	(0.1)%
% Change - Currency Neutral	5%	6%	0.2%
 _______________________
Note: The sum of these items may not foot due to rounding.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

YTD Taste	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	5%	9%	0.9%
Portfolio Impact	0%	4%	0.4%
% Change - Comparable	5%	13%	1.3%
Currency Impact	(1)%	(2)%	(0.1)%
% Change - Currency Neutral	4%	11%	1.2%

YTD Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	6%	8%	0.3%
Portfolio Impact	0%	1%	0.4%
% Change - Comparable	6%	9%	0.7%
Currency Impact	(2)%	(3)%	(0.2)%
% Change - Currency Neutral	4%	6%	0.5%

YTD Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	7%	7%	(0.1)%
Portfolio Impact	0%	3%	0.5%
% Change - Comparable	7%	10%	0.4%
Currency Impact	(2)%	(5)%	(0.4)%
% Change - Currency Neutral	5%	5%	0.0%

YTD Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	(1)%	1%	0.4%
Portfolio Impact	7%	9%	0.3%
% Change - Comparable	6%	10%	0.7%
Currency Impact	(2)%	(3)%	(0.2)%
% Change - Currency Neutral	4%	7%	0.5%
 _______________________
Note: The sum of these items may not foot due to rounding.